[RICHARDS LAYTON & FINGER LOGO]


                                December 30, 2009




ACAP Strategic Fund
350 Madison Avenue, 9th Floor
New York, New York 10017

Ladies and Gentlemen:

          RE:  ACAP STRATEGIC FUND

          We have acted as special Delaware counsel in connection with ACAP Strategic Fund, a Delaware statutory trust (the "Trust"), with respect to the matters set forth herein. At your request, this opinion is being furnished to you.

          For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

          (a) The Certificate of Trust as filed with the office of the Secretary of State of the State of Delaware (the "Secretary of State") on June 26, 2009, the Certificate of Amendment to Certificate of Trust as filed with the Secretary of State on July 1, 2009, the Certificate of Amendment to Certificate of Trust as filed with the Secretary of State on August 7, 2009, the Certificate of Amendment to Certificate of Trust as filed with the Secretary of State on October 1, 2009, the Certificate of Amendment to Certificate of Trust as filed with the Secretary of State on November 17, 2009, the Amended and Restated Certificate of Trust of the Trust (the "Restatement") as filed with the Secretary of State on December 29, 2009 (as restated, the "Certificate of Trust");

          (b) The Agreement and Declaration of Trust, dated as of July 17, 2009, by the initial trustee named therein as amended and restated by the Amended and Restated Declaration of Trust, effective as of December 29, 2009, by the trustees named therein (as amended and restated, the "Trust Agreement");


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          (c)  The Written  Consent of the Initial  Trustee  dated July 17, 2009 adopted by the Initial  Trustee of the Trust and the  Resolutions
               of  the  Trustees   dated  December  29,  2009   (together,   the
               "Resolutions") with respect to the Trust and issuance of the Shares;

          (d) The registration statement under the Securities Act of 1933 on Form N-2 (the "Registration Statement") and draft of the Pre-Effective Amendment No. 2 to the Registration Statement, to be filed by the Trust with the Securities and Exchange Commission on or about December 30, 2009, including a prospectus (the "Prospectus"), with respect to the issuance of shares of beneficial interests in the Trust (the "Shares");

          (e)  The  By-Laws  of  the  Trust  dated  as of  July  17,  2009  (the
               "By-Laws");

          (f) A certificate of an officer of the Trust, dated December 30, 2009, certifying as to items (a) through (e) above and as to the Restatement changing the name of the Trust (the documents listed in paragraphs (b) through (f) are collectively referred to as the "Trust Documents"); and

          (g) A Certificate of Good Standing for the Trust, dated December 30, 2009, obtained from the Secretary of State.

          Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

          For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (g) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs
(a) through (g) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

          With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

          For purposes of this opinion, we have assumed (i) that the Trust Agreement and the Certificate of Trust are in full force and effect and have not been amended and that the Trust Agreement, the By-Laws and Resolutions will be in full force and effect when the Shares are


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issued by the Trust,  (ii) except to the extent  provided in  paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us,
(iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) that each party has complied with all of the obligations and satisfied all of the conditions on its part to be performed or satisfied pursuant to and in connection with the documents examined by us, (vii) that the Trust Documents have been accomplished in accordance with the Trust Agreement and the Act (as defined below) and that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time, (viii) the payment by each Person to whom a Share is to be issued by the Trust (collectively, the "Shareholders") for such Share, in accordance with the Trust Agreement, By-Laws and the Resolutions and as contemplated by the Registration Statement and Prospectus, and (ix) that the Shares are issued and sold to the Shareholders in accordance with the Trust Agreement, By-Laws and the Resolutions and as
contemplated  by  the  Registration  Statement  and  Prospectus.   We  have  not
participated in the preparation of the Registration Statement or the Prospectus and assume no responsibility for their contents.

          This opinion is limited to the laws of the State of Delaware (excluding the securities and tax laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction or federal laws and the rules and regulations relating thereto, including without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Trust Indenture Act of 1939, as amended, and the Investment Company Act of 1940. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

          Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

          1. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. ss. 3801, ET. SEQ. (the "Act").

          2. The Shares of the Trust have been duly authorized and, once paid for and issued in accordance with the Trust Documents, will be validly issued, fully paid and nonassessable beneficial interests in the Trust.

          We consent to Schulte Roth & Zabel LLP relying as to matters of Delaware law upon this opinion as of its date, subject to the understanding that the opinions herein are given on


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December 30, 2009
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the date  hereof  and such  opinions  are  rendered  only with  respect to facts existing on the date hereof and laws and rules, regulations and orders thereunder in effect as of such date. We also consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                           Very truly yours,




                                           /s/ Richards, Layton & Finger, P.A.